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                                                           Exhibit 5.1

                                 March 24, 1999



Exhibit 5.1

Kellwood Company
600 Kellwood Parkway
P.O. Box 14374
St. Louis, Missouri 63178

         Re:      Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as counsel to you (the "Company") in connection with the preparation of a registration statement on Form S-4 (the "Registration Statement"), pertaining to the registration of an offering of up to 5,241,000 shares of the Company's Common Stock, par value $.01 per share (the "Shares").

         In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, and other instruments as we have deemed necessary for the purposes of the opinion, including the following: (a) the Certificate of Incorporation of the Company, together with all amendments thereto; (b) the Bylaws of the Company, as amended; and (c) resolutions of the Company adopted by the Board of Directors of the Company at its November 11, 1998 meeting. For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures on documents reviewed by us and the legal capacity of natural persons.

         Based on the foregoing, we are of the opinion that the Shares, when duly executed and delivered by authorized officers of the Company and issued upon receipt of the consideration to be paid therefor, will be legally issued, fully paid, and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this Firm under the section entitled "Legal Opinions" in the Registration Statement.
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Kellwood Company
March 24, 1999
Page 2



         This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted, or otherwise relied upon for any other purposes.


                                        Very truly yours,

                                        /s/ McDermott, Will & Emery

                                        McDermott, Will & Emery